Exhibit 3.1
COMPANIES LAW (REVISED)
COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF
TAM CAPITAL INC.

Ref: 2991-0001/GGS/SAG/CP/jo

COMPANIES LAW (REVISED)
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
TAM CAPITAL INC.
1.	The name of the Company is TAM Capital Inc.

2.	The Company’s registered office will be situated at the office of Ogier Fiduciary Services (Cayman) Limited, Queensgate House, South Church Street, PO Box 1234, Grand Cayman KY1-1108, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (Revised).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27 (2) of the Companies Law (Revised).

5.	Nothing in the preceding paragraphs shall permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Law (Revised) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Law (Revised) or to carry on the business of company management without being licensed in that behalf under the Companies Management Law (Revised).

6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, but nothing in this paragraph shall be so construed as to prevent the Company effecting and concluding contracts in the Cayman Islands and exercising in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

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8.	The capital of the Company is fifty thousand United States dollars (US $50,000) divided into five million (5,000,000) shares of one United States cent (US $0.01) par value each with power for the Company, subject to the provisions of the Companies Law (Revised) and the Articles of Association, to redeem any of its shares and to increase or reduce the said capital and to issue any part of its capital, original, redeemed, increased or reduced, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be ordinary, preference or otherwise, shall be subject to the power hereinbefore contained.

9.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

10.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company and the interpretations section of the Articles of Association of the Company shall apply to this Memorandum of Association.

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The undersigned, being the subscriber to this Memorandum of Association, wishes to form the Company pursuant to this Memorandum of Association; and the undersigned agrees to take the number of shares in the capital of the Company shown opposite its name below.
DATED the 5th day of April, Two Thousand and Seven.

NAME OF SUBSCRIBER		NO. OF SHARES TAKEN
AND DESCRIPTION	ADDRESS	BY SUBSCRIBER

Ogier Nominees (Cayman) Limited	PO Box 1234	1 share
Grand Cayman KY1-1108
Limited Company	Cayman Islands

per:
Name:
Title:	Authorised Signatory
WITNESS TO THE ABOVE SIGNATURE:

Name:

Address:	PO Box 1234
Grand Cayman KY1-1108
Cayman Islands

Occupation:

COMPANIES LAW (REVISED)
COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
OF
TAM CAPITAL INC.

2991-0001/GGS/SAG/CP/jo

TABLE OF CONTENTS

Preliminary	1
Commencement of Business	4
Situation of offices of the Company	4
Shares	5
Share Certificates	6
Lien	6
Calls on Shares and Forfeiture	7
Transfer of Shares	9
Transmission of Shares	9
Alteration of Capital	10
Redemption and Purchase of Own Shares	10
General Meetings	11
Proceedings at General Meetings	12
Votes of Members	14
Number of Directors	17
Alternate Directors	17
Proxy Directors	18
Powers of Directors	18
Delegation of Directors’ Powers	18
Appointment, Disqualification and Removal of Directors	19
Remuneration of Directors	20
Directors’ Expenses	21
Directors’ Appointments and Interests	21
Directors’ Gratuities and Pensions	22
Proceedings of Directors	22
Secretary and other Officers	24
Minutes	24
Seal	24
Dividends	25
Record Dates	26
Accounts and Audit	26
Capitalisation of Profits	27
Share Premium Account	28
Notices	28

ii

Winding Up	30
Indemnity	30
Financial Year	31
Amendment of Memorandum and Articles	31
Transfer by way of Continuation	32

COMPANIES LAW (REVISED)
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
TAM CAPITAL INC.
Preliminary
1.	The regulations contained in Table A in the First Schedule of the Law shall not apply to the Company and the following regulations shall be the Articles of Association of the Company.

2.	In these Articles:
(a)	the following terms shall have the meanings set opposite if not inconsistent with the subject or context:

“allotment”	shares are taken to be allotted when a person acquires the unconditional right to be included in the Register in respect of those shares;

“Articles”	these articles of association of the Company as from time to time amended by Special Resolution;

“clear days”	in relation to a period of notice means that period excluding both the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company”	the above-named company;

“Directors”	the directors for the time being of the Company or, as the case may be, those Directors assembled as a board or as a committee of the board;

“dividend”	includes a distribution or interim dividend or interim distribution;

“electronic”	has the same meaning as in the Electronic Transactions Law (Revised);

“electronic communication”	a communication sent by electronic means, including by telefax;

“electronic record”	has the same meaning as in the Electronic Transactions Law (Revised);

“electronic signature”	has the same meaning as in the Electronic Transactions Law (Revised);

“executed”	means any mode of execution;

“holder”	in relation to any share, the Member whose name is entered in the Register as the holder of the share;

“Islands”	the British Overseas Territory of the Cayman Islands;

“Law”	the Companies Law (Revised);

“Member”	has the same meaning as in the Law;

“Memorandum”	the memorandum of association of the Company as from time to time amended;

“month”	a calendar month;

“officer”	includes a Director or a Secretary;

“Ordinary Resolution”	a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting and includes a unanimous written resolution;

“paid up”	means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Register”	the register of Members required to be kept pursuant to the Law;

“Seal”	the common seal of the Company including every duplicate seal;

“Secretary”	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“share”	a share in the share capital of the Company, and includes stock (except where a distinction between shares and stock is expressed or implied) and includes a fraction of a share;

“signed”	includes an electronic signature and a signature or a representation of a signature affixed by mechanical means;

“Special Resolution”	has the same meaning as in the Law and includes a unanimous written resolution;

“subsidiary”	a company is a subsidiary of another company if that other company:

(a) holds a majority of the voting rights in it; or

(b) is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c) is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it; or

if it is a subsidiary of a company which is itself a subsidiary of that other company. For the purpose of this definition the expression “company” includes any body corporate established in or outside of the Islands; and

“written” and “in writing”	includes all modes of representing or reproducing words in visible form including in the form of an electronic record;
(b)	unless the context otherwise requires, words or expressions defined in the Law shall have the same meanings herein but excluding any statutory modification thereof not in force when these Articles become binding on the Company;

(c)	unless the context otherwise requires:

(i)	words importing the singular number shall include the plural number and vice-versa;

(ii)	words importing the masculine gender only shall include the feminine gender; and

(iii)	words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;
(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words proceeding those terms;

(f)	the headings herein are for convenience only and shall not affect the construction of these Articles;

(g)	references to statutes are, unless otherwise specified, references to statutes of the Islands (and such reference shall be taken to be to the short title applicable to such statute) and, subject to paragraph (b) above, include any statutory modification or re-enactment thereof for the time being in force;

(h)	in these Articles section 8 of the Electronic Transactions Law (Revised) shall not apply; and

(i)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose.
Commencement of Business
3.	The business of the Company may be commenced as soon after incorporation as the Directors think fit, notwithstanding that only some of the shares may have been allotted.

4.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.
Situation of offices of the Company
5.	The registered office of the Company shall be at such address in the Islands as the Directors shall from time to time determine.

6.	The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Directors may from time to time determine.
Shares
7.	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and these Articles, the Directors have general and unconditional authority to allot (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Law.

8.	The Company shall not issue shares or warrants to bearer.

9.	The Company may issue fractions of a share of any class and a fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of that class of shares.

10.	The Company may, in so far as the Law permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares of the Company. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage fees as may be lawful.

11.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share (except only as by these Articles or by law otherwise provided) or any other rights in respect of any share except an absolute right to the entirety thereof in the holder.

12.	If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one (1) or more persons holding or representing by proxy not less than one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

13.	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

14.	The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution shall, unless otherwise agreed at or prior to the time such contribution is made, be treated as if it were share premium and shall be subject to the provisions of the Law and these Articles applicable to share premium.
Share Certificates
15.	Every Member, upon becoming the holder of any shares, shall be entitled without payment to one (1) certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one (1) or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine. Every certificate shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. A certificate may be sealed with the Seal or executed in such other manner as the Directors may prescribe. The Company shall not be bound to issue more than one (1) certificate for shares held jointly by several persons and delivery of a certificate for a share to one (1) joint holder shall be a sufficient delivery to all of them.

16.	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.
Lien
17.	The Company shall have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.
18.	The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.
19.	To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.

20.	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
Calls on Shares and Forfeiture
21.	Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each Member shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

23.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at an annual rate of ten per cent (10%) but the Directors may waive payment of the interest wholly or in part.

25.	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call, and if it is not paid when due all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

26.	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

27.	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid, together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

28.	If the notice is not complied, with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

29.	Subject to the provisions of the Law, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person, and at any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise any person to execute an instrument of transfer of the share to that person.

30.	A person any of whose shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at an annual rate of ten per cent (10%) from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

31.	A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

Transfer of Shares
32.	The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid up, by or on behalf of the transferee.

33.	The Directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully paid up share or a share on which the Company has a lien.

34.	If the Directors refuse to register a transfer of a share, they shall within two (2) months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

35.	The registration of transfers of shares or of shares of any class may be suspended at such times and for such periods (not exceeding thirty (30) days in any year) as the Directors may determine.

36.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

37.	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
Transmission of Shares
38.	If a Member dies the survivor, or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only persons recognised by the Company as having any title to his interest; but nothing in the Articles shall release the estate of a deceased Member from any liability in respect of any share which had been jointly held by him.

39.	A person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.

40.	A person becoming entitled to a share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.
Alteration of Capital
41.	Subject to and in so far as permitted by the provisions of the Law, the Company may from time to time by Ordinary Resolution alter or amend the Memorandum to:
(a)	increase its share capital by such sum as the resolution shall prescribe, and with such rights, priorities and privileges annexed thereto as set out in such Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(c)	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

(d)	sub-divide its existing shares, or any of them, into shares of smaller amounts than is fixed by the Memorandum; and

(e)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
42.	Except so far as otherwise provided by the conditions of issue, the new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

43.	Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Directors may, on behalf of those Members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

44.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner and with, and subject to, any incident, consent, order or other matter required by law.
Redemption and Purchase of Own Shares
45.	Subject to the provisions of the Law and these Articles, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Company may, by Ordinary Resolution, determine before the issue of such shares;

(b)	purchase its own shares (including any redeemable shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Law, including out of capital.
46.	The Directors may, when making a payment in respect of the redemption or purchase of shares, if so authorized by the terms of issue of the shares (or otherwise by agreement with the holder of such shares) make such payment in cash or in specie (or partly in one and partly in the other).

47.	Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefore and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register with respect thereto and the share shall be cancelled.
General Meetings
48.	The Directors may, whenever they think fit, convene a general meeting of the Company. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one (1) or more Members holding in the aggregate not less than one-third of the paid-up capital of the Company entitled to vote may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. The Directors shall, upon the requisition in writing of one (1) or more Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right to vote at general meetings, convene a general meeting. Any such requisition shall specify the object of the meeting proposed to be called, and shall be left at the registered office of the Company. Any such requisition may consist of several documents in like form signed by one (1) or more of the requisitionists and a requisition by joint holders of shares must be signed by all of such joint holders. If the Directors do not proceed to convene a general meeting within twenty-one (21) days from the date of such requisition being left as aforesaid, the requisitionists or any of them may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors, but no meeting so convened shall be held more than three (3) months after the expiry of such twenty-one (21) days. The requisitionists shall be reimbursed by the Company for all reasonable expenses incurred by them as a result of the failure by the Directors to convene the general meeting.

49.	At least five (5) clear days’ notice specifying the place, the day and the hour of each general meeting and the general nature of the business to be transacted thereat shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by Ordinary Resolution, to such persons as are entitled to vote or may otherwise be entitled under these Articles to receive such notices from the Company; but with the consent of holders of ninety per cent (90%) in par value of the shares entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those Members may think fit.

50.	Subject to the provisions of the Articles and to any restrictions imposed on any shares, the notice shall be given to all the Members, to all the persons entitled to a share in consequence of the death or bankruptcy of a Member and to the Directors. Where the notice of meeting is published on a web-site in accordance with these Articles, it shall continue to be published in the same place on that web-site from the date of the notification until the conclusion of the meeting to which the notice relates.

51.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. Where a notice of meeting published on a web-site in accordance with these Articles is by accident published in different places on the web-site or published for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.
Proceedings at General Meetings
52.	No business shall be transacted at any meeting unless a quorum is present. Two (2) persons entitled to vote upon the business to be transacted, each being a Member or a proxy for a Member or a duly authorised representative of a corporation which is a Member, shall be a quorum.

53.	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such day and at such time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

54.	A person may participate in a general meeting through the medium of conference telephone, video or similar form of communications equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in the quorum and entitled to vote. All business transacted in this way at the meeting is for the purpose of the Articles deemed to be validly and effectively transacted at the meeting although fewer than two (2) persons are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.
55.	The chairman, if any, of the board of Directors or in his absence some other Director nominated by the Directors shall preside as chairman of the meeting, but if neither the chairman nor such other Director (if any) is present within fifteen (15) minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one (1) of their number to be chairman and, if there is only one (1) Director present and willing to act, he shall be chairman.

56.	If no Director is willing to act as chairman, or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall choose one (1) of their number to be chairman.

57.	A Director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

58.	The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

59.	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. A poll may be demanded:
(a)	by the chairman; or

(b)	by any Member or Members present in person or by proxy holding at least ten per cent in par value of the shares giving a right to attend and vote.
60.	Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

61.	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

62.	A poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

63.	In the case of equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

64.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such time and place as the chairman directs not being more than thirty (30) days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

65.	No notice need be given of a poll not taken immediately if the time and place at which it is taken are announced at the meeting at which it is demanded. In any other case at least seven (7) clear days’ notice shall be given specifying the time and place time at which the poll is to be taken.

66.	A resolution in writing executed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one (1) or more Members. If a resolution in writing is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

67.	If and for so long as the Company has only one (1) Member:
(a)	in relation to a general meeting, the sole Member or a proxy for that Member or (if the Member is a corporation) a duly authorised representative of that Member is a quorum and these Articles are modified accordingly;

(b)	the sole Member may agree that any general meeting be called by shorter notice than that provided for by the Articles; and

(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).
Votes of Members
68.	Subject to any rights or restrictions attached to any shares, on a show of hands every Member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative not being himself a Member entitled to vote, shall have one (1) vote, and on a poll every Member and every person representing a Member by proxy shall have one (1) vote for every share of which he is the holder.
69.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.

70.	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Islands or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the registered office of the Company, or at such other place as is specified in accordance with the Articles for the deposit or delivery of forms of appointment of a proxy, or in any other manner specified in the Articles for the appointment of a proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

71.	No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

72.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

73.	On a poll, votes may be given either personally or by proxy. Deposit or delivery of a form of appointment of a proxy does not preclude a Member from attending and voting at the meeting or at any adjournment of it.

74.	A Member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all of such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

75.	Subject as set out herein, an instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor save that, subject to the Law, the Directors may accept the appointment of a proxy received in an electronic communication at an address specified for such purpose, on such terms and subject to such conditions as they consider fit. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.
76.	The form of appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:
(a)	in the case of an instrument in writing, be left at or sent by post to the registered office of the Company or such other place within the Islands as is specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)	in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:
(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;
(c)	in the case of a poll taken more than forty eight (48) hours after it is demanded, be deposited or delivered as required by paragraphs (a) or (b) of this Article after the poll has been demanded and at any time before the time appointed for the taking of the poll; or

(d)	where the poll is not taken immediately but is taken not more than forty eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the Secretary or to any Director;
and a form of appointment of proxy which is not deposited or delivered in accordance with this Article is invalid.

77.	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

78.	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the registered office of the Company or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of a proxy was contained in an electronic communication, at the address at which the form of appointment was received, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.
Number of Directors
79.	Unless otherwise determined by Ordinary Resolution, the number of Directors (other than alternate Directors) is not subject to a maximum and the minimum number is one (1) provided always that there will be no Directors until the first Director(s) are appointed by the subscriber(s) to the Memorandum.
Alternate Directors
80.	Any Director (other than an alternate Director) may without the approval of the Directors appoint any person willing to act, whether or not he is a Director, to be an alternate Director and may remove from office an alternate Director so appointed by him.

81.	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member. An alternate Director may waive the requirement that notice be given to him of a meeting of Directors or a committee of Directors, either prospectively or retrospectively. Notice of a board meeting is deemed to be duly given to an alternate Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or another address given by him to the Company for that purpose. An alternate Director shall be entitled to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate Director.

82.	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

83.	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. Any such notice may be left at or sent by post or facsimile transmission to the office or such other place as may be designated for the purpose by the Directors.

84.	Save as otherwise provided in the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.
Proxy Directors
85.	A Director may be represented at any meetings of the Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

86.	The provisions of these Articles as to the appointment of proxies by the Members shall mutatis mutandis apply to the appointment of proxies by Directors.

87.	Any person appointed as a proxy Director shall be the agent of the Director appointing him, and not an officer of the Company.
Powers of Directors
88.	Subject to the provisions of the Law, the Memorandum and to any directions given by Ordinary Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.
Delegation of Directors’ Powers
89.	The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

90.	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.
91.	The Directors may delegate any of their powers to any committee consisting of one (1) or more Directors. They may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two (2) or more members shall be governed by the provisions of the Articles regulating the proceedings of Directors so far as they are capable of applying. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

92.	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Except in relation to the appointment of a Director as managing Director or to a committee of Directors pursuant to the preceding Article any such appointment may be made subject to any conditions the Directors may impose provided that such appointment is not to the exclusion of the Directors’ powers and may be revoked or altered by the Directors at any time. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.
Appointment, Disqualification and Removal of Directors
93.	The first Directors shall be appointed in writing by the subscriber to the Memorandum.

94.	There is no age limit for Directors of the Company.

95.	The shareholding qualification for Directors may be fixed by Ordinary Resolution and unless and until so fixed no shareholding qualification shall be required.

96.	The Company may by Ordinary Resolution remove a Director from office and may by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director.

97.	The Directors may appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

98.	The holder or holders of more than half in nominal value of the shares giving the right to attend and vote at general meetings of the Company may remove a Director from office and appoint a person to be a Director, but only if the appointment does not cause the number of Directors to exceed a number fixed by or in accordance with the Articles as the maximum number of Directors. The removal or appointment is effected by notice to the Company signed by or on behalf of the holder or holders. The notice may consist of several documents in similar form each signed by or on behalf of one (1) or more holders and shall be left at or sent by post or facsimile transmission to the office or such other place designated by the Directors for the purpose. The removal or appointment takes effect immediately on deposit of the notice in accordance with the Articles or on such later date (if any) specified in the notice.

99.	The office of a Director shall be vacated if:
(a)	he becomes prohibited by law from being a Director; or

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	he dies, or is, in the opinion of all his co-Directors, incapable by reason of mental disorder of discharging his duties as Director; or

(d)	he resigns his office by notice to the Company; or

(e)	he has for more than six (6) consecutive months been absent without permission of the Directors from meetings of Directors held during that period and his alternate Director (if any) has not during such period attended any such meetings instead of him, and the Directors resolve that his office be vacated; or

(f)	he is removed from office by notice addressed to him at his last known address and signed by all his co-Directors.
Remuneration of Directors
100.	The Directors shall be entitled to such remuneration as the Company may by Ordinary Resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

101.	A Director who, at the request of the Directors, goes or resides outside of the Islands, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the Directors may decide.

Directors’ Expenses
102.	The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.
Directors’ Appointments and Interests
103.	The Directors may appoint one (1) or more of their body to the office of managing Director or to any other executive office under the Company, and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director (other than the office of auditor). Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. Any appointment of a Director to an executive office shall determine if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.
104.	If he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:
(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
105.	For the purposes of the preceding Article:
(a)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Directors’ Gratuities and Pensions
106.	The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any existing Director or any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
Proceedings of Directors
107.	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Every Director shall receive notice of a meeting. Notice of a board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose. A Director may waive the requirement that notice be given to him of a meeting of Directors or a committee of Directors, either prospectively or retrospectively. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.
108.	A Director or his alternate Director may participate in a meeting of Directors or a committee of Directors through the medium of conference telephone, video or similar form of communications equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. All business transacted in this way by the Directors or a committee of Directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the Directors or of a committee of Directors although fewer than two (2) Directors or alternate Directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.
109.	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two (2). A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

110.	The Directors may appoint one (1) of their number to be the chairman of the board of Directors and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five (5) minutes after the time appointed for the meeting, the Directors present may appoint one (1) of their number to be chairman of the meeting.
111.	All acts done by a meeting of Directors, or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.
112.	A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the conclusion of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.
113.	A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it has been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one (1) or more Directors; but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director it need not be signed by the alternate Director in that capacity.
114.	If and for so long as there is a sole Director of the Company:
(a)	he may exercise all the powers conferred on the Directors by the Articles by any means permitted by the Articles or the Law;

(b)	the quorum for the transaction of business is one (1); and

(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).
115.	Provided that a Director has disclosed his material interest pursuant to the Articles, a Director may vote at any meeting of Directors or of a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty. The Director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote shall be counted.

Secretary and other Officers
116.	The Directors may by resolution appoint a Secretary and may by resolution also appoint such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide. The Directors may by resolution remove any Secretary or other officer appointed pursuant to this Article.
Minutes
117.	The Directors shall cause minutes to be made in books kept for the purpose:
(a)	of all appointments of officers made by the Directors; and

(b)	of all proceedings of meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.
Seal
118.	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the seal is affixed, and unless otherwise so determined every such instrument shall be signed by a Director and by the Secretary or by a second Director.
119.	The Company may have for use in any place or places outside the Islands a duplicate Seal or Seals, each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, shall have added on its face the name of every place where it is to be used.
120.	The Directors may by resolution determine (i) that any signature required by this Article need not be manual, but may be affixed by some other method or system of reproduction or mechanical or electronic signature and/or (ii) that any document may bear a printed facsimile of the Seal in lieu of affixing the Seal thereto.
121.	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of the delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same or affixed the Seal thereto, as the case may be, for and on behalf of the Company shall have ceased to hold such office and authority on behalf of the Company.

Dividends
122.	Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors.
123.	Subject to the provisions of the Law, the Directors may declare dividends in accordance with the respective rights of the Members and authorise payment of the same out of the funds of the Company lawfully available therefor.
124.	Subject to the provisions of the Law, the Directors may pay interim dividends if it appears to them that they are justified by the financial position of the Company. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.
125.	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.
126.	The Directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.
127.	Any Ordinary Resolution, or Directors’ resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to such distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Member upon the footing of the value so fixed in order to adjust the rights of Members and may vest any assets in trustees.
128.	Any dividend or other moneys payable on or in respect of a share may be paid by wire transfer to such bank account as the holder or other person entitled thereto may in writing direct, or by cheque or warrant sent by post to the registered address of the person entitled or, if two (2) or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one

(1) of those persons who is first named in the Register or to such person and to such address or bank account as the person or persons entitled may in writing direct. Subject to any applicable law or regulations, every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.
129.	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
130.	Any dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend which remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.
Record Dates
131.	Subject to the rights attached to shares, the Directors may fix any date as the record date for a dividend, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, allotment or issue is declared, made or paid.
Accounts and Audit
132.	No Member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as authorised by statute or authorised by the Directors or by Ordinary Resolution.
133.	Any accounts, Directors’ report or auditors’ report required or permitted to be sent by the Company to any person pursuant to any statute shall be treated as sent to such person if:
(a)	sent by electronic communication to an address for the time being notified to the Company by that person for that purpose;

(b)	published on a web-site, provided that the following conditions are met:
(i)	the Company and that person have agreed that such documents may be accessed by him on a web-site (instead of their being sent by post or otherwise delivered to him); and

(ii)	that person is notified, in a manner for the time being agreed for the purpose between him and the Company of:

(A)	the publication of the documents on a web-site;

(B)	the address of that web-site;

(C)	the place on that web-site where the documents may be accessed; and

(D)	how such documents may be accessed.
134.	Documents treated as sent to any person in accordance with the preceding Article are to be treated as sent to him not less than five (5) days before the date of the meeting at which copies of those documents are to be laid if, and only if:
(a)	the documents are published on the web-site throughout a period beginning at least 5 days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification is given not less than 5 days before the date of the meeting.
135.	Where accounts, Directors’ reports and auditors’ reports that are to be published on a web-site in accordance with the preceding Article are by accident published in different places on the web-site or published for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.
136.	The accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.
Capitalisation of Profits
137.	The Directors may:
(a)	subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b)	appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those Members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(c)	resolve that any shares so allotted to any Member in respect of a holding by him of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly-paid shares rank for dividend;

(d)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and

(e)	authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalisation, any agreement made under such authority being binding on all such Members.
Share Premium Account
138.	The Directors shall in accordance with section 34 of the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed.
139.	There shall be debited to any share premium account:
(a)	on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by section 37 of the Law, out of capital; and

(b)	any other amounts paid out of any share premium account as permitted by section 34 of the Law.
Notices
140.	Any notice to be given to or by any person pursuant to the Articles (other than a notice convening a meeting of the board of Directors or of a committee of the board of Directors) shall be in writing or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.
141.	Subject to the preceding Article, the Company may give any notice to a Member either personally or by sending it by post in a prepaid envelope addressed to the Member at his registered address, or by leaving it at that address, or by sending it using electronic communications to an address for the time being notified to the Company by such Member for that purpose. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. Any Member whose registered address is not within the Islands shall be entitled to have notices given to him at that address or at an address specified by him to which notices may be sent using electronic communications.
142.	A notice of general meeting may be given to a Member by the Company by publishing the notice on a web-site, provided that the following conditions are met:
(a)	the Member and the Company have agreed that notices of general meetings may be accessed by him on a web-site; and

(b)	the Member is given a notification, in the manner agreed for the time being between the Member and the Company, containing the following information:
(i)	the fact that the notice has been published on the web-site;

(ii)	the address of the web-site,

(iii)	the place on the web-site where the notice may be accessed and how it may be accessed; and

(iv)	the place, date and time of the general meeting.
143.	A notice published on a web-site in accordance with the preceding Article is deemed to be given at the time of the notification of such publication to the Member.
144.	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purposes for which it was called.
145.	Every person who becomes entitled to any share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to the person from whom he derives his title.
146.	A notice sent to a Member (or other person entitled to receive notices under the Articles) by post to an address within the Islands is deemed to be given twenty four (24) hours after posting, if pre-paid.
147.	A notice sent to a Member (or other person entitled to receive notice under the Articles) by post to an address outside the Islands is deemed to be given seventy two (72) hours after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a Member’s registered address is deemed to have been given on the day it was left.
148.	Where a notice is sent by an electronic communication service of the notice shall be deemed to be given by properly addressing and sending such notice through the appropriate transmitting medium. A notice contained in an electronic communication sent in accordance with these Articles, other than a notice published on a web-site and which, in accordance with these Articles, is deemed to be given at the time of the notification, is deemed to be given at the expiration of twenty four (24) hours after the time it was sent.

149.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
Winding Up
150.	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide among the Members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with the like sanction determines, but no Member shall be compelled to accept any assets upon which there is a liability.
151.	If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.
Indemnity
152.	Every Director (including for the purposes of this Article, any alternate Director appointed pursuant to the provisions of these Articles), managing Director, agent, Secretary, or other officer for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Islands or elsewhere.
153.	No such Director, alternate Director, managing Director, agent, Secretary, or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party for conformity or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company’s property may be deposited or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.
154.	The Directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:
(a)	a Director, alternate Director, Secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b)	trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested, indemnifying him against any liability which may lawfully be insured against by the Company.
Financial Year
155.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.
Amendment of Memorandum and Articles
156.	Subject to the Law, the Company may by Special Resolution change its name or change the provisions of the Memorandum with respect to its objects, powers or any other matter specified therein.
157.	Subject to the Law and as provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

Transfer by way of Continuation
158.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DATED the 5th day of April, Two Thousand and Seven.

DESCRIPTION OF
NAME OF SUBSCRIBER	ADDRESS	SUBSCRIBER
Ogier Nominees (Cayman) Limited	Queensgate House PO Box 1234 Grand Cayman KY1-1108 Cayman Islands	Limited Company

per:
Name:
Title:	Authorised Signatory

Witness to the above signature:

Name:

Address:	PO Box 1234 Grand Cayman KY1-1108 Cayman Islands

Occupation: